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                                                                    Exhibit 99.2
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                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re                                  :        Chapter 11 Cases
                                       :
SC NEW HAVEN CORPORATION               :        Case No. 99-906(PJW)
(f/k/a STARTER CORPORATION),           :
SC IOWA, INC.                          :
(f/k/a STARTER GALT, INC.),            :
SC OUTLET, INC.                        :        Jointly Administered
(f/k/a STARTER OUTLET, INC.),          :
and SC DELAWARE, INC.                  :
(f/k/a STARTER DELAWARE, INC.),        :
                                       :
                        Debtors.       :

                    ORDER CONFIRMING DEBTORS' SECOND AMENDED
                      JOINT PLAN OF LIQUIDATION AS MODIFIED

         SC New Haven Corporation, f/k/a Starter Corporation, SC Iowa, Inc., f/k/a Starter Galt, Inc., SC Outlet, Inc., f/k/a Starter Outlet Stores, Inc., and SC Delaware, Inc., f/k/a Starter Delaware, Inc., the debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors") having proposed and filed their Second Amended Joint Plan of Liquidation, dated as of February 18, 2000, as modified (the "Plan"), and the Debtors having disseminated the Plan, the Disclosure Statement for the Second Amended Joint Plan of Liquidation dated as of February 18, 2000 (the "Disclosure Statement") and voting materials, as applicable, to the holders of claims and interests against the Debtors and the United States Trustee, pursuant to this Court's Order approving the Disclosure Statement date February 18, 2000 ("Disclosure Statement Order"); and the confirmation hearing having been held before this Court on May 2, 2000 ("Confirmation Hearing") and the appearance of all interested parties having been noted on the record; and the Court having

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considered any and all objections to confirmation of the Plan; and all objections to confirmation having been withdrawn or overruled or otherwise resolved; and upon the record of the confirmation hearing (including all exhibits presented) and upon all of the pleadings and proceedings heretofore filed and conducted in these Chapter 11 Cases; and after due deliberation and sufficient cause appearing therefor, this Court hereby makes the following findings of fact and conclusions of law:

         IT HIS HEREBY FOUND that:

         A. Notice of the Confirmation Hearing, the treatment of unexpired leases and executory contracts under the Plan and the relevant deadlines for submission of objections and ballots has been provided, substantially in the form, within the time and in accordance with the procedures approved and prescribed by this Court in the Disclosure Statement Order and is adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020 and other applicable law.

         B. Ballots were transmitted to holders of Allowed Claims in Classes under the Plan which are treated as impaired ("Impaired Classes") within the meaning of section 1124 of title 11 of the United States Code ("Bankruptcy Code") in accordance with the Disclosure Statement Order.

         C. The Proponents solicited votes for the Plan from the Impaired Classes entitled to vote to accept or reject the Plan in good faith and in a manner consistent with the Bankruptcy Code.

         D. Pursuant to and in compliance with section 1127 of the Bankruptcy Code and Rule 3019 of the Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules"), the Proponents proposed certain modifications (collectively the "Modifications") to the Plan (a) by motion dated May 1, 2000 (the "Plan Modification Motion") and (b) on the record at the Confirmation Hearing. Under


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the circumstances, the form and manner of notice of the Plan Modification Motion is due and adequate, and no other or further notice of the Plan Modification Motion is necessary or required.

         E. In accordance with Bankruptcy  Rule 3019, the  Modifications  do not
(1) affect the classification of Claims or Interests or adversely affect the treatment afforded holders of Claims or Interests, (2) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (3) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (4) adversely change the treatment of holders of Claims who have accepted the Plan (other than holders of Claims who have accepted such Modifications in writing or in open court), or (5) require resolicitation of acceptances or rejections from any such holders nor do they require that any holders be afforded an opportunity to change previously case acceptances or rejections of the Plan.

         F. All references to the Plan hereinafter contained in this Order shall be to the Plan as so modified and such Plan as modified shall constitute the Second Amended Joint Plan of Reorganization for the Debtors dated as of May 2, 2000. As provided below, all defined terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

         G. The declaration of Bankruptcy Services, LLC ("BSI"), the balloting agent retained by the Debtors, sworn to on May 1, 2000 (the "Voting Declaration") introduced in evidence at the Confirmation Hearing is consistent with Bankruptcy Rule 3019.

         H. The Plan provides for the treatment of Allowed Administrative Claims and Allowed Priority Tax Claims. The Plan establishes the following classes of Claims and Interests: Class 1; Class 2; Class 3; Class 4; Class 5; Class 6; Class 7; Class 8; and Class 9.

         I. The classification scheme of Claims and Interests under the Plan is reasonable. Claims or Interests in each particular Class are substantially similar to other Claims or Interests in such Class.


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         J. The following classes of Claims and Interests are impaired under the
Plan: Class 1; Class 2; Class 3; Class 4; Class 5; Class 6; Class 7; Class 8; and Class 9.

         K. As evidenced by the Voting Declaration, the Plan has been accepted by all Impaired Classes entitled to vote to accept or reject the Plan, except Class 7. As a result of this Court's approval of the Stipulations by and between the Debtors and Major League Baseball Properties, Inc. ("MLBP") and NHL Enterprises, L.P. ("NHLE") authorizing MLBP and NHLE to cast votes accepting the Plan, Class 7 has accepted the Plan in accordance with section 1126 of the Bankruptcy Code and consistent with Rule 3018 and the Disclosure Statement Order.

         L. The Plan is deemed rejected by the members of Class 8 and Class 9, who will receive no distribution on account of their Claims and Interests. On the Effective Date each share of stock in the Debtors shall be canceled.

         M. The Plan does not discriminate unfairly, and is fair and equitable, with respect to each Class.

         N. Based upon the testimony adduced and/or proffered at the Confirmation Hearing and Bankruptcy Rule 3020(b)(2), the Plan has been proposed in good faith and not by any means prohibited by law.

         O. The Debtors have complied with the applicable provisions of the Bankruptcy Code.

         P. Any payments made or to be made by the Debtors for services or for costs and expenses in, or in connection with, the Debtors' Chapter 11 Cases, have been approved by, or are subject to the approval of, this Court as reasonable.

         Q. The identity and compensation of the Plan Administrator has been disclosed or will be approved by the Court, and the appointment to such office

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of such  individual  or  individuals  is  consistent  with the  interests of the
Debtors' creditors and equity interest holders and with public policy. The Debtors have disclosed the identity of any other insiders who will be employed or retained by the Debtors subsequent to confirmation of the Plan and the nature of any compensation to be paid to such insiders.

         R. As no governmental authority has jurisdiction over the rates of the Debtors and the Plan does not effectuate any such rate change, the requirements contained in section 1129(a)(6) of the Bankruptcy Code have been satisfied.

         S. With respect to each impaired Class of Claims or Interests, each holder of a Claim or Interest of such Class: (a) has accepted the Plan; or (b) will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on such date.

         T. The Plan has been accepted by at least one impaired Class of Claims (specifically, Classes 1, 2, 3, 4, 6 and 7), which acceptance has been determined without including any acceptance of the Plan by any insider holding a Claim in such Class.

         U. With respect to each Class of Claims or Interests designated by the Plan, other than Classes 8 and 9, either: (a) such Class has accepted the Plan; or (b) such Class is not impaired under the Plan.

         V. Except to the extent that the holder of an Allowed Claim has agreed or will agree to a different treatment of such Claim, the Plan provides that with respect to an Allowed Claim of a kind specified in (a) section 507(a) (1) of the Bankruptcy Code, on the Effective Date, the holder of such Claim will receive, on account of such Claim, cash equal to the allowed amount of such Claim; and (b) sections 507(a)(3) through (8) of the Bankruptcy Code, each holder of such Claim will receive cash on the Effective Date equal to the allowed amount of such Claim.

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         W. The Plan is not likely to be followed by the need for further financial reorganization of the Debtors.

         X. The fees payable by the Debtors to the United States Trustee or the Clerk of this Court, as provided under 28 U.S.C. ss. 1930(a)(6), constitute administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code and the treatment of such fees in the Plan satisfies section 1129(a)(12) of the Bankruptcy Code.

         Y. As no "retiree benefits," as defined in and to the extent covered by section 1114(a) of the Bankruptcy Code are at issue or effected by the Plan, the Plan satisfies section 1129(a)(13) of the Bankruptcy Code.

         Z. The stock in the Debtors is canceled upon confirmation of the Plan and treatment of Classes 8 and 9 does not violate section 1129(b) in that the holders of such Claims and Interests shall receive no distribution on account of any such Claims or Interests, and no Claims or Interests junior to Classes 8 and 9 shall receive any property under the Plan, and the Plan is fair and equitable, and does not discriminate unfairly with respect to Classes 8 and 9.

         AA. All sales, assignments and transfers of the Debtors' assets on and after April 19, 1999 (including, without limitation, the sale to Schottenstein and the sale of the New Haven Property to Beckerman under the Plan) were, and are deemed to have been, made in contemplation of the Plan and in furtherance of confirmation and, therefore all actions taken pursuant to such sales are entitled to the exemptions provided for under section 1146(c) of the Bankruptcy Code to the fullest extent permitted by section 1146(c) of the Bankruptcy Code.



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         BB. The  settlements and  compromises  embodied in the Plan,  including without limitation, the releases provided for in Article 16 thereof, are integral to the Plan, reasonable and in the best interests of the Debtors and their estates. The Debtors would not be able to confirm a plan of reorganization absent the settlements, compromises and funding commitments provided for in the Plan.

         IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

         1. The Debtors' motion for approval of the Modifications to the Plan, made in the Plan Modification Motion and/or on the record at the Confirmation Hearing is granted, and the Plan, as modified by the Modifications, shall be the Plan. Without limiting Findings E and F above, the terms of the Plan, as modified, are an integral part of this Order and hereby are incorporated herein by reference and "So Ordered" in their entirety. The Debtors shall be authorized to make any additional conforming modifications as may be approved by Beckerman and the Bank Group.

         2. Unless defined in this Order, each capitalized term used in this Order shall have the definition ascribed to such term in the Plan.

         3. To the extent that any objections to confirmation of the Plan have not been withdrawn prior to entry of this Order, are not cured by the relief granted herein or resolved as stated by the Debtors on the record of the Confirmation Hearing, all such objections shall be, and they hereby are, overruled.

         4. All objections to confirmation of the Plan that have been withdrawn shall be, and they hereby are, deemed withdrawn with prejudice.

         5. The findings of the Court set forth above and the conclusions of law stated herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.


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         6. The Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code.

         7. The Plan is hereby confirmed pursuant to section 1129 of the Bankruptcy Code.

         8.       Subject to and upon the occurrence of the Effective Date:

                  (a) Gary Letendre is hereby appointed as Plan Administrator and as such is appointed as the representative of the Estates for all purposes, including for the retention and enforcement of all claims and rights, known and unknown, which arose prior to the Confirmation Date.

                  (b) The Plan Administrator may wind-up the Debtors' business, use, acquire or dispose of property, dissolve the corporation, employ and compensate professionals, and compromise and settle Claims and Interests as otherwise provided in the Plan.

                  (c) In accordance with the Plan, the Plan Administrator shall be empowered and authorized to, among other things:

                      (i) collect and liquidate the Debtors' remaining Assets;

                      (ii) make the distributions required under the Plan;

                      (iii) pursue, in accordance with his (her or its) reasonable business judgment, Avoidance Actions and any other cause of action of the Debtors or the Estates not released under the Plan;

                      (iv) retain and/or employ professionals,

                      (v) exercise all power and authority that may be exercised by any officer, director or Holder of an Interest in such Debtor with like effect as if authorized, exercised and taken by unanimous consent of such officers, directors or Holders of Interests including, without limitation, amending any Debtor's organizational documents or dissolving any Debtor;

                      (vi) pursuing objections to, and estimations and settlements of, Claims;


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                      (vii) prosecuting any causes of action of the Estates
                      including Avoidance Actions;

                      (viii) calculating and implementing all distributions to be made under this Plan to Creditors holding Allowed Claims;

                      (ix) marketing, selling, leasing or otherwise disposing of or realizing the value of all Assets;

                      (x) filing all required tax returns and paying taxes and all other obligations on behalf of the Debtors;

                      (xi) file required operating reports; and/or

                      (xii) take all other actions required under the Plan to complete the liquidation, dissolution and wind-up of the Debtors in accordance with applicable non-bankruptcy law and the Plan.

                  (d) The Plan Administrator shall serve as the Disbursing Agent under the Plan. The Plan Administrator may also be authorized and directed to review, object to, prosecute, negotiate, settle or otherwise compromise any Claims, pending causes of action or other Avoidance Actions, in each case in accordance with Bankruptcy Rule 9019. The powers granted to the Plan Administrator shall be exercisable without further approval of the Court.

         9. The waiver of claims, releases, injunction, indemnification, exoneration and exculpation provisions contained in Article 16 of the Plan hereby are deemed incorporated herein by reference as if set forth herein in extenso, are approved in all respects and shall be effective as provided for therein.

         10. Notwithstanding any provision contained herein or in the Plan to the contrary, no executory contract or unexpired leases of the Debtors shall be deemed assumed, assumed and assigned, or rejected by operation of the Plan or this Order unless and until the Effective Date shall have occurred, and confirmation of the Plan shall not be deemed to have occurred with respect to such contracts and leases until the Effective Date. If the Effective Date does not occur, the deadline by which the Debtors may assume, assume and assign or reject any executory contracts or unexpired leases (including leases of nonresidential real property) shall be governed by any extant orders of this Court as if no confirmation of a plan has occurred in these cases.

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         11. Except as set forth in paragraph 12 hereof, proofs of
Administrative Claims and applications for payment of Administrative Claims which have arisen on or after January 1, 2000 must be Filed and served on the Debtors or the Plan Administrator no later than thirty (30) days after the Effective Date. The Debtors shall provide notice of this deadline to (a) all parties who have filed and served pursuant to Bankruptcy Rule 2002 a notice of appearance in these cases as of the date of this Order, and (b) all parties with whom the Debtors have conducted business since January 1, 2000. Notwithstanding anything to the contrary herein, no proof of Claim or application for payment of an Administrative Claim need be Filed for the allowance of any Claims incurred by the Estates after the Effective Date, including fees to the U.S. Trustee.

         12. Unless otherwise ordered by the Court, applications for final allowance of compensation and/or reimbursement of expenses of Professionals pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered and expenses incurred through the Effective Date, shall be filed and served on the Service Parties (identified in the Plan) on or before the 20th day of the month following the month in which the Effective Date occurs. Objections to such applications, if any, shall be filed and served not later than five days prior to the date set by the Court for the hearing to consider such applications.

         13. A hearing on applications for final allowance of compensation and reimbursement of expenses of Professionals retained in these cases for the period through the Effective Date shall be held on August 10, 2000 at 10:30 a.m. A notice of such hearing shall be served upon all of the parties that have filed notices of appearance in these cases as of the date hereof.


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         14. All proceeds from the liquidation of the Debtors' Assets after the
Effective Date shall remain deposited with the Plan Administrator and not distributed to either Class 7 creditors or Class 5 creditors, as the case may be, until such time as all payments on account of Allowed Administrative Claims and Allowed Priority Claims have been paid in full or reserved for in the business judgment of the Plan Administrator.

         15. Notwithstanding that the allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which after application of the payment priorities established by the Plan there is insufficient Cash to provide a recovery equal to that received by other holders of Allowed Claims in the respective Class or category, no Claim holder shall have recourse to the Plan Administrator, the Disbursing Agent, the Debtors, Beckerman, the Creditors' Committee, Fleet National Bank as successor to BankBoston, the Bank Group or any of their respective Professionals, consultants, trustees, officers, directors or members of their successors or assigns, or any of their respective property.

         16. All Cash held by the Estates or the Plan Administrator, as the case may be, shall be authorized pursuant to this Order, the Plan and section 345 of the Bankruptcy Code to be invested in: (a) investments issued or guaranteed by the United States or by a department, agency or instrumentality of the United States; (b) corporate bonds given the highest credit rating (currently "AAA") by Standard & Poors; (c) any other investments permitted by section 345 of the Bankruptcy Code; or (d) any other investments approved pursuant to a further order of this Court.


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         17. Pursuant to section 1146(c) of the Bankruptcy Code: (1) the issuance, transfer or exchange of any securities, instruments or documents; (ii) the creation of any other lien, mortgage, deed of trust or other security interest; or (iii) the making or assignment of any lease or sublease of the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Plan, including any deeds, bills of sale or assignments executed in connection with the Plan, the Confirmation Order, the sale of any assets of the Estates, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

         18. This Court hereby retains jurisdiction of these bankruptcy cases
(a) pursuant to and for the purposes of section 105 and 1127 of the Bankruptcy Code, and (b) as set forth in Article 17 of the Plan, which is incorporated herein by reference, as if set forth in extenso.

         19. In accordance with the Plan, the treatment accorded under the Plan shall be in full and final satisfaction, settlement and release of all claims and Interests, and a holder of an Allowed Claim may not receive a distribution on account of such Allowed Claim in excess of the full amount of such Allowed Claim.

         20. The Debtors reserve the right to revoke or withdraw the Plan, subject to order of the Bankruptcy Court, prior to the Effective Date. If the Debtors revoke or withdraw the Plan, then the result shall be the same as if the Confirmation Order were not entered and the Effective Date did not occur.

         21. The Debtors are authorized in accordance with the Plan, upon the Effective Date, to transfer and convey to Beckerman (or his designee) fee simple, marketable title to the real property commonly known as 370 James Street, New Haven, Connecticut, and all improvements thereon, such transfer and conveyance to be free and clear of all liens, claims, encumbrances and interests of every kind (other than liens of the New Haven Community Investment Corporation and prepetition real estate taxes , the satisfaction of which shall be the obligation of Beckerman, and easements and land use covenants of record). The Debtors are authorized to execute all documents normal and customary to transfer title in accordance with local practice where the real property is located, and to transfer to Beckerman all plans and surveys in their possession.


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         22. The Debtors are authorized in accordance with the Plan, upon the
Effective Date, to transfer and convey to Beckerman (or his designee) title to the Debtors' personal property (including furniture, fixtures and equipment and excluding only the debtors' business records) located on or within the improvements upon the real property commonly known as 370 James Street, New Haven, Connecticut, such transfer and conveyance to be free and clear of all liens, claims, encumbrances and interests of every kind.

         23. The Debtors or their authorized agent(s) shall serve a notice of entry of this order, as provided in Bankruptcy Rule 2002(f)(7), to all creditors of the Debtors as of the date hereof within ten (10) business days from the date of entry of this Order.

         24. The Debtors are authorized to file a motion approving a retention agreement with the Plan Administrator on three (3) business days negative notice.

         25. The Debtors and/or the Plan Administrator are authorized, directed, and empowered to take all actions and perform all acts reasonably necessary or appropriate to effectuate the consummation and implementation of the Plan.

         26. Notice of all subsequent pleadings in these cases shall be limited to the following parties: (a) Debtors and their counsel; (b) counsel to the Administrative Agent; (c) counsel to Beckerman; (d) counsel to the Creditors' Committee; (e) the Plan Administrator and its counsel; (f) the United States Trustee; and (g) any party known to be directly affected by the relief sought.

         27. The automatic stay provisions of section 362 of the Bankruptcy Code shall remain in effect until the Debtor's Chapter 11 cases are dismissed or closed until otherwise order by this Court.



Dated:   Wilmington, Delaware
         May 2, 2000
                                           /s/ Peter J. Walsh
                                           ------------------------------------
                                           The Honorable Peter J. Walsh
                                           Chief United States Bankruptcy Judge

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